UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 13, 2018

Fabrinet

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34775	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue

George Town

Grand Cayman

KY1-9005

Cayman Islands

(Address of principal executive offices, including zip code)

+66 2-524-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 13, 2018, Fabrinet held its 2018 Annual Meeting of Shareholders (the “Annual Meeting”). Present at the Annual Meeting in person or by proxy were holders of 33,501,993 ordinary shares of Fabrinet, or approximately 91% of the total shares entitled to vote. The voting results for each of the proposals considered at the Annual Meeting are provided below.

Proposal 1

The shareholders elected the nominees listed below as Class III directors to serve on Fabrinet’s board of directors for a term of three years or until their respective successors have been duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dr. Frank H. Levinson	31,280,875	783,730	1,437,388
David T. Mitchell	30,042,193	2,022,412	1,437,388

Proposal 2

The shareholders ratified the appointment of PricewaterhouseCoopers ABAS Ltd. as Fabrinet’s independent registered public accounting firm for the fiscal year ending June 28, 2019.

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,053,203	440,250	8,540	—

Proposal 3

The shareholders approved, on an advisory basis, the compensation of Fabrinet’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,234,133	815,611	14,861	1,437,388

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FABRINET

By:	/s/ Toh-Seng Ng
Toh-Seng Ng
Executive Vice President, Chief Financial Officer

Date: December 14, 2018